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                                                                     EXHIBIT 11


                      SYRATECH CORPORATION AND SUBSIDIARIES

              COMPUTATION OF NET LOSS PER COMMON SHARE (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                        Three Months Ended         Six Months Ended
                                             June 30,                  June 30,
                                      ---------------------     ----------------------
                                        1999         1998         1999          1998
                                      --------     --------     --------     ---------
BASIC AND DILUTED LOSS PER SHARE:


Net loss per common share .......     $  (1.56)    $  (1.64)    $  (3.45)    $   (3.52)
                                      --------     --------     --------     ---------
                                      --------     --------     --------     ---------
Weighted average number of
  shares outstanding ............        3,784        3,784        3,784         3,784
                                      --------     --------     --------     ---------
                                      --------     --------     --------     ---------

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